UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2025

Cellectar Biosciences, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-36598	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Florham Park, NJ, 07932

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (608) 441-8120

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	CLRB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On June 18, 2025, Cellectar Biosciences, Inc., a Delaware corporation (the “Company”), issued a press release announcing that a reverse stock split was approved by the Company’s stockholders at an annual meeting held on June 13, 2025, with the final ratio subsequently determined by the Company’s board of directors. The board of directors approved a one-for-thirty reverse stock split of the Company’s common stock, par value $0.00001, which will become effective at 12:01 a.m. Eastern Time on Tuesday, June 24, 2025 (the “Effective Time”). A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

In connection with the reverse stock split, every 30 shares of the Company’s common stock issued and outstanding as of the Effective Time will be automatically converted into one share of the Company’s common stock. Stockholders who would otherwise hold a fractional share of common stock will receive a cash payment in lieu of such fractional share.

As a result of the reverse stock split, the number of shares of common stock available for issuance under the Company’s equity incentive plans will be proportionately affected. Additionally, under the terms of our outstanding stock options and warrants, when the reverse stock split becomes effective, the number of shares of our common stock covered by each of them would be divided by the number of shares being combined into one share of our common stock in the reverse stock split and the exercise or conversion price per share would be increased to a dollar amount equal to the current exercise or conversion price, multiplied by the number of shares being combined into one share of our common stock in the reverse stock split. This results in the same aggregate price being required to be paid upon exercise as was required immediately preceding the reverse stock split. Furthermore, the conversion ratio of our outstanding preferred stock would also adjust proportionately.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Number	Title
99.1	Press release dated June 18, 2025, titled “Cellectar Biosciences Announces One-for-Thirty Reverse Stock Split”
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLECTAR BIOSCIENCES, INC.

Date: June 18, 2025	By:	/s/ Chad J. Kolean
	Name:	Chad J. Kolean
	Title:	Chief Financial Officer